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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                 (RULE 14a-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            MCCLAIN INDUSTRIES, INC.
                (Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                                    MCCLAIN

                                INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 7, 1999














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


                            MCCLAIN INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 7, 1999

To the Shareholders:

         Notice is hereby given that the annual meeting (the "Meeting") of shareholders of McClain Industries, Inc., a Michigan corporation (the "Company"), will be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 7, 1999, at 10:00 a.m., local time, for the following purposes:

         (1) To elect a Board of four Directors to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified;

         (2)      To approve the McClain Industries, Inc. 1999 Incentive Stock
                  Plan;

         (3) To approve the McClain Industries, Inc. 1999 Retainer Stock Plan for Non-Employee Directors; and

         (4) To transact such other business as may properly come before the Meeting.

         A Proxy Statement containing information relevant to the Meeting appears on the following pages. Only holders of record of the Company's common stock at the close of business on March 19, 1999, are entitled to notice of, and to vote at, the Meeting or any adjournment.

         All shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting, please sign, date, and mark the enclosed Proxy which is being solicited by the Board of Directors and return it as soon as possible in the postage-paid envelope provided. If you wish to vote in accordance with the Board of Director's recommendations, you need only sign, date and return the Proxy. If you attend the Meeting, you may withdraw your Proxy and vote your own shares.

                                              By Order of the Board of Directors

                                                                   CARL JAWORSKI
                                                                       Secretary

Dated: April 9, 1999

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 7, 1999
                            -------------------------


                            PROXIES AND SOLICITATIONS
                            -------------------------

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of McClain Industries, Inc., a Michigan corporation (the "Company"), to be used at the annual meeting of shareholders (the "Meeting") or at any adjournment. If received in time for the Meeting, the shares represented by a valid proxy will be voted in accordance with the instructions, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (a) for all nominees for the Board; (b) in favor of approval of the McClain Industries, Inc. 1999 Incentive Stock Plan (the "1999 Plan"); and (c) in favor of approval of the McClain Industries, Inc. 1999 Retainer Stock Plan for Non-Employee Directors (the "1999 Retainer Plan"). A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Company's Secretary, any time prior to the time set for commencement of the Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

         In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company's common stock, no par value (the "Common Stock"), held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding such material, which the Company anticipates will not exceed $1,000. The Company will bear the cost of all proxy solicitation.

         The executive offices of the Company are located at 6200 Elmridge Road, Sterling Heights, Michigan 48310. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is April 9, 1999.

                            TIME AND PLACE OF MEETING
                            -------------------------

         The Meeting will be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 7, 1999, at 10:00 a.m., local time.

            VOTING RIGHTS AND PRINCIPAL HOLDERS OF VOTING SECURITIES
            --------------------------------------------------------

         Only holders of record of shares of Common Stock at the close of business on March 19, 1999 are entitled to notice of, and to vote at, the Meeting or at any adjournment. As of that date, the Company had 4,676,431 shares of Common Stock issued, outstanding and entitled to vote held by 223 holders of record. Each outstanding share of Common Stock entitles the record holder to one vote. Shares cannot be voted at the Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                       MATTERS TO COME BEFORE THE MEETING
                       ----------------------------------


ELECTION OF DIRECTORS

         The first matter expected to be considered at the Annual meeting will be the election of directors. The Company's Bylaws provide for seven positions on the Board. It is proposed that only four of these positions be filled by persons nominated to the Board at the Meeting. Management has determined that the functions of the Board can be served adequately by four directors. It is anticipated that the remaining three positions will remain vacant; however, shareholders attending the Meeting may nominate and elect persons to fill the three vacancies. In no event may proxies be voted for more than four persons. Each director will be elected by a plurality of the votes cast at the Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Meeting will then combine the proxy votes with the votes cast at the Meeting. Each director elected at the Meeting will serve for a term commencing on the date of the Meeting and continuing until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. In the absence of instructions to the contrary, proxies will be voted in favor of the election of the four nominees listed below.

         If any of the persons nominated are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons nominated will be unavailable to serve. In any event, the enclosed proxy can be voted for only the four persons named in this Proxy Statement or their substitutes.

         The following list identifies each person nominated for election to the Board at the Meeting and describes each person's principal occupation for the past five years. Each such person is presently a director of the Company and has served continuously from the date of his election to the present time.

         KENNETH D. MCCLAIN, age 57, is Chairman of the Board, Chief Executive Officer and President of the Company. He has been a director and officer of the Company since its inception in March 1968. He also serves as an officer and a director of the Company's subsidiaries.

         ROBERT W. MCCLAIN, age 62, is Senior Vice President and Assistant Secretary of the Company. He has been a director and officer of the Company since its inception in March 1968. He also serves as an officer of several of the Company's subsidiaries. Mr. Robert McClain and Mr. Kenneth McClain are brothers.

         RAYMOND ELLIOTT, age 64, has been a director of the Company since August 1990. He is currently President of Hartland Insurance Group, Inc. From January 1, 1997 to October 2, 1998, he was Vice President of First of America Insurance Group (now National City). Prior to that he was President of Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc. since 1967, and was a director of both such companies through December 1996. Mr. Elliott also serves on the Board of Governors of the Michigan automobile Insurance Placement Facility and as an advisory director of the Boys and Girls Club of Troy, a charitable organization located in Troy, Michigan.

         WALTER J. KIRCHBERGER, age 64, has been a director of the Company since November 3, 1995. Mr. Kirchberger is First Vice President - Research of PaineWebber Incorporated, and has served in such capacity for more than 25 years. He also serves as a director of Simpson Industries, Inc.



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


         To the best of the Company's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

BOARD OF DIRECTORS AND COMMITTEES

         The Board met five times during the Company's fiscal year ended September 30, 1998 ("Fiscal 1998"). All of the directors on the Board attended each meeting during Fiscal 1998.

         Directors who are employees of the Company do not receive compensation for serving on the Board or on the Board's committees. Directors who are not employees of the Company are entitled to a quarterly retainer fee of $3,500 ($4,000 beginning January 1, 1999), a $1,000 fee for each regular or special meeting of the Board and a $1,000 fee for each committee meeting attended on a day other than a regular or special Board meeting date (collectively, the "Fees"). A director may elect to receive payment of the Fees in shares of Common Stock pursuant to the Company's 1989 Retainer Stock Plan for Non-Employee Directors (the "1989 Retainer Plan") or the 1999 Retainer Plan, if approved by the shareholders. To participate in the 1989 Retainer Plan, an eligible director must elect prior to December 31 of each year the percentage, if any, of Fees he desires to receive in the form of shares of Common Stock. The Common Stock is issued quarterly during the following calendar year. The number of shares of Common Stock to be issued to an eligible director is determined by dividing the dollar amount of the percentage of Fees such director elects to receive in Common Stock by the "fair market value" of Common Stock on the day prior to the date of issuance of the Common Stock to such director. The term "fair market value" means the average of the highest and lowest selling price for the Common Stock as quoted on Nasdaq National Market for the day prior to the date of issuance or for the first date prior to the date of issuance for which shares of Common Stock are quoted, if not quoted on the day prior to the date of issuance. Any fractional share of Common Stock derived from such calculation is paid in cash.

         The aggregate fair market value of the shares of Common Stock issued to any eligible director in a given year cannot exceed 100% of such eligible director's Fees. Fees may not be increased more often than annually. During Fiscal 1998, 6,698 shares of Common Stock were issued under the 1989 Retainer Plan.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

         The Audit Committee was established to: (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit; (iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The current members of the Audit Committee are Messrs. Raymond Elliott, Kenneth D. McClain and Walter J. Kirchberger. The Audit Committee held one meeting during Fiscal 1998.

         The Compensation Committee was established to: (i) review the compensation (including salaries, bonuses and stock options) of the Company's officers; and (ii) perform such other duties as may be delegated to it by the Board. The current members of the Compensation Committee are Messrs. Raymond Elliott and Walter

J. Kirchberger. The Compensation Committee held one meeting during Fiscal 1998. See "Report of the Compensation Committee on Executive Compensation".

         The Executive Committee was established to manage generally the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) amend the Company's Articles of Incorporation; (ii) amend the Company's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of the Company's stock; or (ix) approve or take any action with respect to any related party transaction involving the Company. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Kenneth
D. McClain and Robert W. McClain. The Executive Committee did not hold any formal meetings during Fiscal 1998.

         The Board has adopted a policy requiring review of related party transactions by disinterested directors on a transaction by transaction basis.

         The Board does not have a standing committee responsible for nominating individuals to become directors.


PROPOSAL TO APPROVE THE MCCLAIN INDUSTRIES, INC. 1999 INCENTIVE STOCK PLAN

         The second matter to be considered at the Annual Meeting will be the proposal to approve the 1999 Plan to provide awards to officers, directors and other key personnel of the Company, and its subsidiaries, consisting of options of the Company's stock, restricted share awards, and appreciation rights in respect of the Common Stock.

         The following is intended to summarize and highlight certain important provisions of the 1999 Plan, and is qualified in its entirety by the more detailed information contained in the 1999 Plan itself. Shareholders are urged to carefully review the 1999 Plan, a copy of which will be provided on written request.

         GENERAL

         The 1999 Plan was approved by the Board on February 8, 1999 and will become effective on approval of the holders of a majority of the shares of the Company's Common Stock. The 1999 Plan will remain in effect until all shares authorized under the terms of the 1999 Plan have been issued, unless terminated or abandoned by action of the Board; provided, however, that no Incentive Stock Option may be granted after February 7, 2009. The 1999 Plan was adopted to provide certain employees, directors, consultants and advisors of the Company with an additional incentive to promote the Company's financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of the Company or a subsidiary.

         There are three types of awards authorized by the 1999 Plan: stock options (including Incentive Stock Options, Performance Based Options, and Non-Qualified Options); Stock Appreciation Rights; and Restricted

Share Awards. The stock options or rights granted to any participant, and to all participants in the aggregate, which may be issued under the 1999 Plan are limited to one million (1,000,000) shares of Common Stock. The shares may be newly issued by the Company or shares reacquired by the Company. If any award granted under the 1999 Plan is surrendered or forfeited to the Company, terminates or expires before having been fully exercised, or an award of stock appreciation rights is exercised for cash, then all shares formerly subject to that award as to which such award has not been exercised will be available for any award subsequently granted in accordance with the 1999 Plan. Shares of Common Stock subject to options, which have been surrendered in connection with the exercise of tandem stock appreciation rights will be charged against the number of shares of Common Stock available for the grant of awards. The number of shares authorized is subject to adjustment to reflect certain recapitalizations, reorganizations, mergers or consolidations.

         The 1999 Plan is intended to replace the existing 1989 Incentive Stock Plan (the "1989 Plan"). Effective on shareholder approval of the 1999 Plan, the Board will terminate the 1989 Plan so that no further grants will be made under it. The 1999 Plan and any awards granted under it will automatically terminate and expire on February 7, 2000, unless the plan is approved by the Company's shareholders. Under the 1989 Plan, thirty (30) employees of the Company received awards, pursuant to which 681,319 shares of Common Stock have been issued. Of the awards issued under the 1989 Plan, 31,109 expired, terminated or otherwise have been forfeited.

         ADMINISTRATION

         The 1999 Plan is to be administered by the Board, or to the extent determined by the Board, the Compensation Committee (the "Administrator") provided it consists of not fewer than two non-employee members of the Board who meet the "disinterested person" requirements of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Additionally, with respect to Performance Based Options, all members of the Compensation Committee also must be "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         Each award may be granted on terms established by the Administrator, and in compliance with the 1999 Plan, and will be set forth in a written award agreement. Notwithstanding the terms for exercise of an award under the terms of the award agreement, the Administrator has the right to permit the exercise of any award prior to the time such award would otherwise be exercisable, or to permit the exercise of any award more than 90 days after termination of the participant's employment or after its expiration date. Also, the Administrator may modify an award, other than an award to an Officer, after the date it is granted by express written agreement between the participant and the Company provided that such modification is not inconsistent with the terms of the 1999 Plan.

         ELIGIBILITY

         The Administrator may grant awards under the 1999 Plan to employees, directors, consultants, and advisors of the Company or its subsidiaries, as determined and selected from time to time by the Administrator in its sole and absolute discretion. The Administrator will determine for each grant of an award the type or amount of the respective award. It is currently estimated that forty
(40) people will be eligible to receive awards under the 1999 Plan.

         STOCK OPTION AWARDS

         Under the 1999 Plan, the Administrator may grant to such participants as the Administrator may select, stock options entitling the participant to purchase shares of Common Stock from the Company in such quantity, at such price, and on such terms and subject to such vesting periods, termination dates and other conditions not inconsistent with the terms of the 1999 Plan, as may be established by the Administrator on or prior to the date such option is granted. The exercise price for all options, other than for Incentive Stock Options ("ISOs"), must not be less than 50% the fair market value of the Common Stock on the date of grant.

         No person may be granted an ISO, as defined under Section 422 of the Code, which would result in stock with an aggregate fair market value as measured on the date of the grant of more than $100,000 first becoming exercisable in any one calendar year, or which would entitle such participant to purchase a number of shares greater than the maximum number permitted by Section 422 of the Code as in effect on the date of grant. The purchase price of an ISO must be equal to or greater than the fair market value of the Common Stock on the date of grant. The purchase price of a Performance Based Option ("PBO"), as designated by the Administrator on the date the option is granted, must be equal to or greater than the fair market value of the Common Stock on the date of grant, and the PBO must contain such other terms and conditions as are deemed necessary to prevent limitation of the Company's compensation deduction in connection with the exercise of the option. See "Federal Income Tax Consequences" 1999 Plan below.

         In order to exercise an option a participant must pay the purchase price in full in cash at the time of exercise. However, the Administrator may (but is not obligated to) permit payment to be made by delivery to the Company of either (i) shares of Common Stock (including shares issuable to the participant pursuant to the exercise of the option, so long as Officers electing to pay with such shares do so within the "window period" required by Rule 16b-3(e) under the Exchange Act); (ii) any combination of cash and shares of Common Stock; or (iii) such other consideration as the Administrator deems appropriate and in compliance with applicable law.

         STOCK APPRECIATION RIGHTS

         The Administrator may grant Stock Appreciation Rights ("SAR") permitting the participants to receive payment from the Company of an amount equal to the difference between the exercise price for the right established by the Administrator and the per share market value of the Common Stock on the date the right is exercised by the participant (the "Incremental Value"). Any payment of Incremental Value due from the Company by reason of a participant's exercise of a SAR may be paid, as determined by the Administrator, all in cash, all in Common Stock, or any Combination of cash and Common Stock. Payment of Incremental Value may be made to Officers in cash only if the SAR is exercised in accordance with Rule 16b-3(e) under the Exchange Act. A SAR may be granted in tandem with the grant of an option at an exercise price not less than the purchase price of the related option. In such event, any exercise of the related option would extinguish the SAR, and any exercise of the SAR would extinguish the related option. In no event may a SAR be exercised prior to six months from the grant date.

         Unless extended by the Administrator, or as otherwise provided in the award agreement, the right to exercise any option or SAR granted under the 1999 Plan terminates at whichever of the following times first occurs: (i) 90 days after the participant's termination of employment for any reason other than death or "for cause" (as defined in the 1999 Plan); (ii) immediately upon termination of the participant's employment for cause; (iii) in the case of a tandem SAR, upon the expiration date of the related option; (iv) in the case of an ISO, ten years from the date of grant; or (v) as of the expiration date of the award as provided in the award agreement. If a participant dies while in the Company's service, the right to exercise all unexpired awards is accelerated and the participant's beneficiary may exercise the award with respect to any or all of the shares subject to the award until one year after the participant's death.

         RESTRICTED STOCK AWARDS

         The Administrator may grant to any participant an award of restricted share rights entitling the holder to receive shares of Common Stock in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Administrator determines on or prior to the date of grant ("Restricted Share Rights"). The holder of Restricted Share Rights is not entitled to receive Common Stock free of all restrictions on transfer prior to the expiration of two years from the date of grant and each award agreement must provide that the participant remain employed by the Company or a Subsidiary for that two year period (subject to the Company's or Subsidiaries' right to terminate such employment). Restricted Share Rights will terminate if the participant fails to continue in the service of the Company until expiration of two years from the grant date, unless the award is modified or this requirement waived by the Administrator.

         NEW PLAN BENEFITS

         The grant of awards under the 1999 Plan is subject to the discretion of the Administrator. The Administrator has not granted any awards under the 1999 Plan since the Board approved the plan on February 8, 1999. Accordingly, the Company cannot currently determine the number of shares of Common Stock that may be subject to awards under the 1999 Plan in the future.

         AMENDMENT

         The Board has the complete power and authority to amend or terminate the 1999 Plan; provided, however, that the Board may not amend the 1999 Plan without shareholder approval if: (i) shareholder approval is required under Rule 16b-3 of the Exchange Act or the Code, unless compliance, if discretionary, is no longer desired; or (ii) approval by the requisite affirmative notes of the stockholders of the Company would cause, result or give rise to "applicable employee renumeration" as defined in Section 162(m) of the Code with respect to any PBO.

         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of certain Federal income tax consequences with respect to the awards is for general information only and is based on tax laws in effect on the date of the Proxy Statement. The 1999 Plan is not qualified under Code Section 401(a) and is not subject to the Employee Retirement Income Security Act of 1974.

         Incentive Stock Options

         The grant of an ISO will have no income tax consequences for either the Company or the participant. Subject to the discussion below, on exercise of an ISO, the excess of the fair market value of the Common Stock purchased over the exercise price will be an item of tax preference of the participant for purposes of the application of the alternative minimum tax. If payment of the purchase price of an ISO consists of shares of Common Stock, the participant's basis for an equal number of shares of the Common Stock received will be equal to his basis for the shares exchanged. Any additional shares received will have a basis of zero.

         If the Common Stock acquired pursuant to an ISO is sold, exchanged (except in certain tax-free exchanges) or otherwise disposed of (even if pursuant to the exercise of another ISO) within either one year of the exercise of such ISO or two years of the granting of such ISO, the participant will recognize ordinary income at that time and the Company will be entitled to a deduction at that time in an amount equal to the excess of the fair market value of such Common Stock at the time of exercise over the purchase price. The participant will also recognize capital gain or loss to the extent the amount realized from a sale or exchange differs from the fair market value of such Common Stock at the time of exercise.

         If the Common Stock acquired pursuant to an ISO is sold or exchanged after one year after the exercise of such ISO and two years after the granting of such ISO, the participant will recognize long-term capital gain or loss measured by the difference between the amount realized on such sale or exchange and the exercise price, and the Company will not be entitled to any deduction.

         Nonqualified Options and Performance Based Options

         The grant of a nonqualified purchase option ("NQO") or a PBO will have no income tax consequences for either the Company or the participant (unless the NQO or PBO is freely transferable and has a readily ascertainable market value). Upon the exercise of an NQO or PBO by a participant, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the Common Stock purchased over the purchase price. Such ordinary income is subject to withholding of tax by the Company. The basis of the Common Stock received upon exercise will equal the sum of the exercise price plus the amount included in income by the participant. If payment of the purchase price of an NQO or PBO is made by delivering shares of Common Stock, no additional gain or loss will be recognized by the participant by reason of that exchange, and the participant's basis for an equal number of shares of the Common Stock received will be equal to his basis for the shares exchanged. Any additional shares received will have a basis equal to the amount of ordinary income includable with respect to such purchase. The subsequent sale or exchange of the Common Stock generally will give rise to capital gain or loss.

         Stock Appreciation Rights

         A grant of SARs will have no income tax consequences for either the Company or the participant. On exercise of a SAR by a participant who receives cash, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the amount of cash received. On exercise of a SAR by a participant who receives Common Stock, the participant will recognize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of such Common Stock received. The ordinary income described in the two preceding sentences is subject to withholding of tax by the Company. The subsequent sale or exchange of the Common Stock acquired pursuant to the exercise of a SAR generally will give rise to capital gain or loss.

         Restricted Stock Awards

         In the absence of an election by a participant, as explained below, the grant of shares pursuant to an award will not result in taxable income to the participant or a deduction to the Company in the year of the grant. The value of the shares will be taxable to a participant in the year in which the restrictions lapse. Alternatively, (under Code Section 83(b)) a participant may elect to treat as income in the year of grant the fair market value of the shares on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election is made, the participant will not be allowed to deduct at a later date the amount included as taxable income if he or she forfeits the shares to the Company. The amount of ordinary income recognized by a participant is deductible by the Company in the year the income is recognized by the participant, provided such amount constitute reasonable compensation to the participant. In the absence of a Code Section 83(b) election, prior to the lapse of restrictions, distributions paid on the shares subject to such restrictions will be taxable to the participant as additional compensation, and the Company will be allowed a corresponding deduction. Where a Code Section 83(b) election has been made, such distributions will be treated as dividend income to the participant.

         Limitation on Compensation Deductions

         In general, the Company will be entitled to a compensation deduction equal to the income recognized by the participant with respect to a NQO, PBO, SAR or Restricted Stock Award at the time that the participant recognizes such income, subject to a maximum deduction of $1,000,000 for compensation paid to "covered employees." Generally, the Chief Executive Officer of the corporation and its four highest compensated officers (excluding the Chief Executive Officer) will be considered to be covered employees. However, this rule limiting the deduction does not apply to performance-based compensation. In general, compensation resulting from the exercise of a stock option is treated as performance-based compensation if the option price was equal to or in excess of the fair market value of stock subject to the option at the time of the grant of the option and if certain other requirements are met. PBOs granted by the Company are intended to meet these rules so that the compensation resulting from exercising PBOs will be treated as performance-based compensation. In addition, income resulting from the exercise of NQOs and SARs where the exercise price is equal to or in excess of the fair market value of the stock subject to the option at the time of the grant of the option may also be treated as performance-based compensation. Income resulting from Restricted Share Rights will probably not be treated as performance-based compensation and so the deduction limitation described above may become applicable.

         WITHHOLDING OF TAX

         The Company is entitled to withhold, or secure payment from the participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by the Company with respect to any amount payable or shares issuable under a participant's award. At the election of the participant, with respect to the exercise of NQO, PBO or an SAR where shares of Common Stock are to be delivered to the participant, the Company may also withhold shares of Common Stock sufficient to meet those requirements. Unless otherwise provided by the Administrator, with respect to Officers, the Company will withhold shares sufficient to meet withholding requirements.

         APPROVAL OF THE 1999 PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING. ABSTENTIONS ARE TREATED AS SHARES PRESENT, OR REPRESENTED AT THE ANNUAL MEETING, AND HAVE THE PRACTICAL EFFECT OF A "NO" VOTE. BROKER NON-VOTES ARE CONSIDERED TO BE SHARES NOT PRESENT AT THE ANNUAL MEETING FOR THIS PURPOSE, AND ARE NEITHER COUNTED TOWARDS THE BASE NUMBER (A MAJORITY OF WHICH IS REQUIRED FOR PASSAGE) NOR AS A VOTE EITHER AFFIRMATIVELY OR NEGATIVELY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MCCLAIN INDUSTRIES, INC. 1999 INCENTIVE STOCK PLAN.


PROPOSAL TO APPROVE THE MCCLAIN INDUSTRIES, INC. 1999 RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

         The third matter to be considered at the Annual Meeting will be the approval of the 1999 Retainer Plan to provide for the issuance of the Company's Common Stock to non-employee directors as full or partial payment of their retainer fee paid for serving as a director of the Company or any of its subsidiaries and fees paid to them for attending

Board and committee meetings (the "Fees"). The following discussion is intended to summarize and highlight certain important provisions of the 1999 Retainer Plan and is qualified in its entirety by the more detailed information contained in the 1999 Retainer Plan itself. Shareholders are urged to carefully review the 1999 Retainer Plan, a copy of which will be provided upon written request.

         GENERAL

         On February 8, 1999, the Board of Directors adopted the 1999 Retainer Plan subject to approval of the holders of the majority of shares of the Company's Common Stock. The Retainer Plan was adopted to permit non-employee directors the right to receive payment of the Fees in Common Stock rather than cash, thereby increasing non-employee directors' proprietary interest in the Company. The 1999 Retainer Plan will automatically terminate and expire on December 31, 1999, unless it is approved by the Company's shareholders by December 30, 1999. The total number of shares of Common Stock issuable under the 1999 Retainer Plan may not exceed 100,000.

         The 1999 Retainer Plan is intended to replace the existing 1989 Retainer Plan. Effective on shareholder approval of the 1999 Retainer Plan, the Board will terminate the 1989 Retainer Plan. Through December 31, 1998, 22,104 shares have been issued out of the 100,000 shares of Common Stock reserved for issuance under the 1989 Retainer Plan. Additional shares of Common Stock will be issued under the 1989 Retainer Plan for compensation earned during fiscal quarter ending March 31, 1999.

         ADMINISTRATION

         The 1999 Retainer Plan will be administered by either the entire Board, or at the discretion of the Board, by a committee consisting of at least two members of the Board. The Administrator of the 1999 Retainer Plan has the power to devise and implement rules and provide for the operation of the 1999 Retainer Plan, and to interpret and otherwise implement the 1999 Retainer Plan in all respects.

         The 1999 Retainer Plan may be amended by the Board at any time without the approval of the Company's shareholders or any other person, committee or entity of any kind, except as required under any applicable law, rule or regulation. Also, the Board has the power to suspend or terminate the 1999 Retainer Plan at any time, and during such times no shares may be issued.

         ELIGIBILITY

         Under the 1999 Retainer Plan, eligible directors may elect to receive payment of all or any portion of the Fees if the election is made no later than thirty (30) days prior to a payment date for Fees. Elections under the 1999 Retainer Plan continue in force until rescinded or modified.

         SHARES ISSUABLE

         The 1999 Retainer Plan authorizes the issuance of up to 100,000 shares of Common Stock. The aggregate fair market value of the shares of Common Stock issued to any eligible director in a given year cannot exceed 100% of such eligible director's Fees. Currently, the Board has authorized that each non-employee director is to receive a quarterly retainer fee of $4,000, a $1,000 fee for each regular or special meeting of the Board and a $1,000 fee for each committee meeting attended on a day other than a regular or special Board meeting date. Under the 1999 Retainer Plan, Fees may not be increased more often than annually. The number of shares of Common Stock to be issued to an eligible director will be determined by dividing the dollar amount of the Fees such director elected to receive in Common Stock by the "fair market value" of Common Stock on the day prior to the date of issuance of the Common Stock to such director.

         APPROVAL OF THE MCCLAIN INDUSTRIES, INC. 1999 RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MCCLAIN INDUSTRIES, INC. 1999 RETAINER STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.


                           MANAGEMENT AND COMPENSATION
                           ---------------------------


EXECUTIVE OFFICERS

         The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.

                                                                                             APPROXIMATE DATE
 NAME                             AGE           OFFICE                                         SERVICE BEGAN
 ----                             ---           ------                                         -------------
Kenneth D. McClain(1)              57           Chairman of the Board, Chief                       3/68
                                                Executive Officer and President

Robert W. McClain(1)               62           Senior Vice President, Assistant                   3/68
                                                Secretary

Carl Jaworski                      55           Secretary                                          10/72

Mark Mikelait                      37           Treasurer                                          5/97


         Other than Mark Mikelait, each of the executive officers has been continuously employed by the Company for more than five (5) years serving in the capacities and since the date reflected above. Mr. Mikelait, a CPA, joined the Company in September 1994. From November 1985 until he joined the Company, he was employed as a senior manager by Rehmann Robson, the Company's independent auditors.

         To the best of the Company's knowledge, there are no material proceedings to which any officer is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

EXECUTIVE COMPENSATION

         The following tables set forth all cash compensation paid to the Chief Executive Officer of the Company and the only other executive officers whose total annual salary and bonus from the Company exceeded $100,000 during Fiscal 1998.




-------------------------------
(1)Kenneth D. McClain and Robert W. McClaim are brothers.

                           SUMMARY COMPENSATION TABLE


================================================================================
Annual Compensation                                       Long Term Compensation
--------------------------------------------------------------------------------
Name and                      Fiscal      Salary                       Options/
Principal Position            Year       Amount($)                     SARs(#)
------------------            ----       ---------                     -------
Kenneth D. McClain,           1998       $ 263,031                       ---
President/CEO                 1997         226,885                       ---
                              1996         275,000                       ---

Robert W. McClain,            1998       $ 125,004                       ---
Senior Vice President         1997         183,335                       ---
                              1996         246,832                       ---

Carl Jaworski,                1998       $ 104,631                      5,000
Secretary                     1997       $ 102,894                       ---
                              1996            ---                        ---

Mark S. Mikelait,             1998       $ 101,250                     10,000
Treasurer                     1997            ---                        ---
                              1996            ---                        ---
================================================================================


                                  AGGREGATED OPTION/SAR EXERCISES AND
                                FISCAL YEAR-END OPTION/SAR VALUES TABLE
==================================================================================================================================

                   Shares                                                                     Value of Unexercised
                Acquired on                      No. of Unexercised Options/SARs at       In-The-Money Options/SARs at
                  Exercise      Value                      Fiscal Year-End                     Fiscal Year-End(2)
                  in 1998       Realized
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Not                                    Not
                                                           Exercisable       Exercisable(1)        Exercisable       Exercisable
----------------------------------------------------------------------------------------------------------------------------------
    Kenneth D.               -0-              -0-            35,864                -0-                 $0                $0
    McClain
----------------------------------------------------------------------------------------------------------------------------------
    Robert W.                -0-              -0-            27,268                -0-                 $0                $0
    McClain
==================================================================================================================================

(1) Stock options granted April 18, 1994 and November 16, 1995 pursuant to the Company's 1989 Incentive Stock Plan. Options must be exercised by April 17, 1999 and November 15, 2000. Exercise price is $6.56 and $7.31 per share.

(2) Value based on the average of the September 30, 1998 closing bid high and low price which was $3.50 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which is comprised of independent directors, Messrs. Raymond Elliott and Walter J. Kirchberger. The program supports the Company's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's key executive officers and performs such other duties as may be delegated to it by the Board. The Committee held one formal meeting during Fiscal 1998

         In reviewing the compensation to be paid to the Company's executive officers during Fiscal 1998, the Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. Stock awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of the Common Stock. Stock awards may be granted to officers and directors of the Company and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under the Incentive Stock Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights. Eleven (11) key employees, including two executive officers, received stock options under the Incentive Stock Plan for their performance during Fiscal 1998.

         The Committee generally reviews the Company's financial and operating performance for the preceding fiscal year when audited financial statements for such year become available, usually in the first or second quarter of the following fiscal year. In line with this practice, the Committee reviewed the Company's financial results for Fiscal 1998 and the first quarter of the fiscal year ending September 30, 1999 ("Fiscal 1999"). The Committee observed that the Company sales increased approximately 22.4% over Fiscal 1997; gross profit as a percentage of net sales increased approximately 1.5% from 16.32% for Fiscal 1997 to 17.82% for Fiscal 1998; and net income per share increased to $.72 for Fiscal 1998 from a $(.36) loss for Fiscal 1997. After reviewing the individual performance of the Chief Executive Officer, noting the higher levels of compensation in the industry, and considering the Company's improved performance during Fiscal 1998, the Committee decided to increase the Fiscal 1999 salary of the Chief Executive Officer to $280,000, but not to grant him any new stock options.

             Raymond Elliott                    Walter Kirchberger


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

         Messrs. Raymond Elliott and Walter J. Kirchberger are not currently, and have never been, officers or employees of the Company or its subsidiaries. Mr. Elliott is a principal officer of Hartland Insurance Group, Inc. Formerly, Mr. Elliot was a principal officer of First of America Insurance Group which provided insurance to the Company during Fiscal 1998. Sales from this entity to the Company aggregated approximately $1.1 million during Fiscal 1998, for which Mr. Elliott received fees and commissions in the approximate amount of $116,280. The Board believes that Mr. Elliott's ability to make fair compensation decisions was not compromised by the Company's relationship with First of America Insurance Group. None of the Company's executive officers served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a Committee member or director of the Company during the last fiscal year.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the NASDAQ Market Index, the NASDAQ Trucking and Transportation Index, and the published MG Industry Group 301, renumbered to Group 626 (Metals Fabrication), for the five (5) fiscal years beginning October 1, 1993 and ending September 30, 1998. This line graph assumes a $100 investment on October 1, 1993 with dividend reinvestment.

         Last year the Company compared its yearly percentage change in shareholder return to a published industry group for metals fabrication. This year, in addition to the metals fabrication index, the Company has decided to compare its percentage change in shareholder return to a trucking and transportation index. The Company believes a comparison to both of these indexes presents a more accurate comparison given the diverse components of the Company's business.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
              AMONG MCCLAIN INDUSTRIES, INC., NASDAQ MARKET INDEX,
           NASDAQ TRUCKING & TRANSPORTATION INDEX, AND INDUSTRY INDEX

                               PERFORMANCE GRAPH


                                                                              FISCAL YEAR
COMPANY                                                  1993      1994      1995      1996      1997      1998
MCCLAIN INDUSTRIES                                     100.00    122.20    101.85     85.19     73.15     51.85
NASDAQ MARKET                                          100.00    105.82    128.48    150.00    203.88    211.88
INDUSTRY INDEX                                         100.00    103.14    119.12    141.07    203.34    149.66
NASDAQ TRUCKING & TRANSPORTATION INDEX                 100.00    100.11    111.78    115.33    162.56    119.98



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 2, 1999, certain information regarding the beneficial ownership of Common Stock, of: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director of the Company; (iii) each executive officer listed in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group, based upon information available to the Company.

                                            AMOUNT AND
                                            NATURE OF               PERCENT OF
NAME AND ADDRESS                            BENEFICIAL              OUTSTANDING
OF BENEFICIAL OWNER                         OWNERSHIP(1)            SHARES(2)
-------------------                         ------------            ---------
Kenneth D. McClain                           1,453,934(3)           31.14%
6200 Elmridge Road
Sterling Heights, MI  48310

Robert W. McClain                            1,073,246(4)           22.99%
6200 Elmridge Road
Sterling Heights, MI  48310

June McClain                                   337,178               7.22%
6200 Elmridge Road
Sterling Heights, MI 48310

Robert J. Gordon, Trustee(5)                   819,848              17.56%
One Woodward Ave., Ste. 2400
Detroit, MI 48226

Lisa McClain Pfeil                             319,510(6)            6.84%
6200 Elmridge Road
Sterling Heights, MI 48310

Raymond Elliott                                 19,418               0.41%
290 Town Center
P.O. Box 890
Troy, Michigan  48084

Walter Kirchberger                               6,686               0.14%
2301 West Big Beaver Rd., Suite 800
Troy, Michigan 48084

Carl Jaworski                                  116,158               2.49%
6200 Elmridge Road
Sterling Heights, MI 48310

Mark S. Mikelait                                20,666                .44%
500 Sherman Street
Galion, OH  44833
                                             2,690,109(7)           57.62%
All current executive officers and
directors as a group (9 persons)

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that such person has a right to acquire within 60 days.

(2) Based on 4,668,911 shares of Common Stock issued and outstanding as of March 2, 1999. In addition, for purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons has or have the right to acquire within 60 days is also deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 2,430 shares of Common Stock owned by Kenneth D. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(4) Includes 337,178 shares of Common Stock owned by Robert W. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(5) These shares are held in 17 trusts of which Mr. Gordon is the trustee. The beneficiaries of these trusts are the children, grandchildren and other relatives of Messrs. Kenneth D. McClain and Robert W. McClain.

(6) Of the shares beneficially owned by Mrs. Pfeil, 314,134 are held of record by irrevocable trusts for her benefit. Mrs. Pfeil is the daughter of Kenneth D. McClain.

(7) Includes 85,464 shares which executive officers and directors have the right to acquire pursuant to stock options exercisable within 60 days.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 2, 1993, the Company consummated the purchase of three facilities which it had been leasing from three different entities controlled by certain officers and directors of the Company, including its main Sterling Heights, Michigan facility, its Kalamazoo, Michigan facility and its Macon, Georgia facility. In each instance, the Company paid the purchase price by issuing shares of Common Stock and assuming existing mortgages on the facilities. The purchase prices were determined by the Company's Board of Directors on the basis of independent appraisals of the facilities. The stock issued was valued at $5.40 per share, based on the market price for shares of Common Stock as of March 29, 1993, the date that definitive purchase agreements for the facilities were executed. These shares are restricted within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), meaning that they cannot be resold unless registered under the Securities Act, or in a transaction which is exempt from such registration. The seller of each facility owned the facility for more than two years before the sale.

         In November 1994, in connection with a contemplated public offering of its Common Stock and at the insistence of staff members of the Securities and Exchange Commission, for purposes of the public offering, the Company agreed to value the shares of Common Stock as of August 2, 1993, the date these transactions were consummated. This revision gave effect to the fact that the shares had increased in value by $504,000 from March 29, 1993. In order to consummate the offering, Messrs. Kenneth and Robert McClain consented to pay this amount to the Company, with interest at Standard's prime rate, in five equal principal installments with accrued interest, commencing September 30, 1995.

         The Company originally maintained pursuant to Generally Accepted Accounting Principles in effect at the time of the transaction, that the shares should have been valued as of March 31, 1993, but acquiesced to the position of the staff members of the securities offering. The accounting profession subsequently issued pronouncements supporting the Company's original position. Accordingly, the letter agreement was rescinded during Fiscal 1998.

         The Company leases one of its facilities from the estate of the mother of Messrs. Kenneth and Robert McClain. The Company believes that the terms and conditions of this lease are comparable to those available from an unrelated party with respect to similar facilities.

         The Company had sales of approximately $590,000 in Fiscal 1998 to McClain Leasing Corporation and McClain Rental Corporation, entities controlled by certain officers and directors of the Company.

         First of America Insurance Group, of which Raymond Elliott was formerly an officer, provided insurance to the Company during Fiscal 1998. Sales from these entities to the Company aggregated to approximately $1.1 million during Fiscal 1998, for which Mr. Elliott received fees and commissions in the approximate amount of $116,280. See "Compensation Committee Interlocks and Insider Participation".


                               GENERAL INFORMATION


INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected Rehmann Robson P.C. as the Company's independent public accountants for Fiscal 1998. Representatives of Rehmann Robson P.C. are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. It is expected that Rehmann Robson P.C. will also serve the Company in the same capacity during the fiscal year ending September 30, 1999.

SHAREHOLDERS' PROPOSALS

         Any and all shareholder proposals for inclusion in the proxy materials for the Company's next annual meeting of shareholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by the Company at its offices at 6200 Elmridge Road, Sterling Heights, Michigan 48310, not later than December 3, 1999. Such proposals should be addressed to the Company's Secretary.

OTHER MATTERS

         The Company's 1998 Annual Report has been mailed with this Proxy Statement or delivered previously to the Company's shareholders.

         Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting. However, if any other matters do properly come before the Meeting, the person or persons named in the enclosed proxy will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the Meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Meeting may be assured, prompt execution and return of the proxy is requested.


                                           By Order of the Board of Directors

                                           CARL JAWORSKI
                                           Secretary

Dated: April 9, 1999



[X] PLEASE MARK VOTES                                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                                MCCLAIN INDUSTRIES, INC.

         ANNUAL MEETING OF SHAREHOLDERS
                  MAY 7, 1999

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting.
This Proxy may be revoked at any time before it is voted.                                                             With-  For All
                                                                                                                For   held   Except
                                                                                      1. ELECTION OF DIRECTORS  | |    | |     | |
This Proxy when properly executed will be voted in the manner directed herein by         The nominees are:
the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE NOMINEES
OR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE               KENNETH D. MCCLAIN       ROBERT W. MCCLAIN
NOMINEES LISTED AND FOR SUCH PROPOSAL.                                                   WALTER J. KIRCHBERGER    RAYMOND ELLIOTT

                                                                                      Instructions: To vote for all of the nominees,
                                                                                      put an X in the box marked "For". To withhold
                                                                                      your vote for all of the nominees, put an X in
                                                                                      the box marked "Withheld". To vote for some
                                                                                      but not all of the nominees, put an X in the
                                                                                      box marked "For All Except" and list on the
                                                                                      line below only those nominees for whom your
                                                                                      vote is withheld.


                                                                                      ---------------------------------------------

                                                                                                                For  Against Abstain
                                                                                      2. Approval of McClain    | |    | |     | |
                                                                                      Industries, Inc. 1999
                                                                                      Incentive Stock Plan.

                                                                                      3. Approval of McClain    | |    | |     | |
                                                                                      Industries, Inc. 1999
                                                                                      Retainer Stock Plan for
                                                                                      Non-Employee Directors.

                                                                                      4. OTHER BUSINESS

                                                                                      The appointed proxies are authorized to vote
                                                        ------------------            upon all matters incidental to the conduct of
                                                        | Date           |            the Annual Meeting and such other business as
                                                        |                |            may properly come before the Annual Meeting
Please sign exactly as your name appears on this card.  |                |            in accordance with their best judgment.
--------------------------------------------------------------------------
|                                                                        |
|                                                                        |
|                                                                        |            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
|                                                                        |                 PROMPTLY IN THE ENCLOSED ENVELOPE.
|                                                                        |
|                                                                        |            When shares are held by joint tenants, both
|---- Shareholder sign above ------- Co-holder (if any) sign above -------            should sign. When signing as attorney, execu-
                                                                                      tor, personal representative, trustee or in
                                                                                      some other representative capacity, please
                                                                                      sign name and give full title. If a
                                                                                      corporation, please sign in full corporate
                                                                                      name by President or other authorized
                                                                                      officer. If a partnership, please sign in
                                                                                      partnership name by authorized person.
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                           - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                                                      MCCLAIN INDUSTRIES, INC.

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 |                                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS                                       |
 |                                                                                                                               |
 |   The shareholder appoints KENNETH D. McCLAIN, ROBERT W. McCLAIN, RAYMOND ELLIOTT and WALTER J. KIRCHBERGER, or any one of    |
 |   them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder    |
 |   and in his or her name and stead, all shares of the common stock of McClain Industries, Inc. which the shareholder would    |
 |   be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Sterling Inn,   |
 |   Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 7, 1999, and at any adjournments.             |
 |                                                                                                                               |
 |   The shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 9, 1999.               |
 |-------------------------------------------------------------------------------------------------------------------------------|

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